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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 30, 2003

CROSSTEX ENERGY, L.P.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (State or other jurisdiction of incorporation or organization)	000-50067 (Commission File Number)	16-1616605 (I.R.S. Employer Identification Number)
2501 CEDAR SPRINGS, SUITE 600, DALLAS, TEXAS 75201 (Address of principal executive offices)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 953-9500

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On June 30, 2003, Crosstex Energy, L.P. ("Crosstex") completed the acquisition of a package of assets (collectively, the "Assets") from Duke Energy Field Services, LP ("DEFS") pursuant to a sale and purchase agreement previously entered into by the parties on April 29, 2003 (the "Acquisition"). The Assets acquired by Crosstex comprise:

        AIM Pipeline System.    The AIM pipeline system is located in 15 counties of south Mississippi spanning from the city of Jackson in the northwest to Hattiesburg in the southeast. The pipeline system has wellhead supply connections in most of the gas fields in the counties of operation—primarily Jasper, Jefferson Davis, Lawrence, Marion and Simpson counties. The system delivers natural gas through direct market connections to utilities and industrial end users. The pipeline system consists of approximately 638 miles of pipeline ranging in diameter from four to 20 inches with a total estimated capacity of 195,000 Mcf/d. Average throughput on this system was approximately 79,000 Mcf/d at the time of the Acquisition. The system was constructed in the 1970s and the expected remaining life of the pipeline system is approximately 30 years.

        Seminole Gas Processing Plant.    The undivided 12.4% interest in the Seminole gas processing plant, which is located in Gaines County, Texas, has dedicated long-term reserves from the Seminole San Andres unit, to which it also supplies carbon dioxide under a long-term arrangement. Revenues at the plant are derived from a fee charged to producers, including those at the Seminole San Andres unit, for each Mcf of carbon dioxide returned to the producer for reinjection. The fees currently average of $0.5815 for each Mcf of carbon dioxide returned. Reinjected carbon dioxide is used in a tertiary oil recovery process in the field. The plant also receives 50% of the natural gas liquids, or NGLs produced by the plant. Crosstex is separately billed by the plant operator for its share of expenses. The plant had capacity of 150,000 Mcf/d at the time of the Acquisition with an approved expansion of 60,000 Mcf/d underway to increase capacity to 210,000 Mcf/d. Average throughput for the plant was approximately 138,973 Mcf/d at the time of the Acquisition. The plant was constructed in the 1980s and Crosstex believes the expected remaining life of the pipeline system is approximately 30 years.

        Conroe Gas Plant And Gathering System.    Located in Montgomery County, Texas, the Conroe gas plant is a cryogenic gas processing plant with 10 miles of gathering pipelines located within the Conroe field unit, which is operated by ExxonMobil. The plant gathers low pressure and high pressure natural gas through contracts with over 20 producers. The plant has outlet natural gas connections to the Kinder Morgan Texas Pipeline, L.P. and Copano Field Services. Recovered NGLs are delivered into the Chaparral NGL pipeline. The plant has a capacity of 65,000 Mcf/d and average throughput on this system was approximately 30,000 Mcf/d at the time of the Acquisition. The Conroe gas plant was constructed in the 1930s and Crosstex believes the expected remaining life of the pipeline system is approximately 20 years.

        Black Warrior Pipeline System.    The system is located in Fayette, Lamar, Picken and Tuscaloosa Counties in west-central Alabama. The system gathers coalbed methane gas from the Black Warrior Basin and other conventional wells. The system is a series of three natural gas gathering and transmission systems consisting of approximately 125 miles of four to 12 inch pipeline with an estimated capacity of 70,000 MMcf/d. One supplier to the system accounted for over half of the gas gathered. Crosstex delivers the gas primarily to industrial end users. Average throughput on this system was approximately 13,800 Mcf/d at the time of the Acquisition. The system was constructed in the 1970s and Crosstex believes the remaining life of the pipeline system is approximately 15 years.

        The Assets were previously used by DEFS to gather and process natural gas as well as produce, transport, and market NGLs. Crosstex intends to use the Assets in a substantially similar manner.

        Employees.    As of June 30, 2003, Crosstex hired 23 employees of DEFS and its affiliates as full-time employees. These employees comprise field employees and commercial and administrative support employees.

        The purchase price for the Assets comprised $67.4 million, after the effect of certain purchase price adjustments. The purchase price was based, in part, upon a multiple of earnings attributable to the acquired Assets. Crosstex financed the Acquisition of the Assets through its new $100.0 million bank credit facility. The bank credit facility consists of a $70.0 million revolving line for acquisitions and a $30.0 million revolving line for working capital funding and letter of credit issuances. Both bank revolving lines mature in June 2006 with no prior amortization, and amounts outstanding will bear interest at variable interest rates.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (a)
  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

        Because DEFS did not account for the Assets as separate divisions or subsidiaries, individual financial statements for each Asset are not available. Additionally, the Acquisition of the Assets resulted in Crosstex only acquiring property, plant and equipment and the related supply and sales contracts. Therefore, since it is impracticable to provide full financial statements, in lieu of providing full financial statements for the Assets, Crosstex is providing an audited statement of revenues and direct operating expenses for the year ended December 31, 2002 and unaudited statements of revenues and direct operating expenses for the three months ended March 31, 2003 and March 31, 2002.

INDEPENDENT AUDITORS' REPORT

Board of Directors
Duke Energy Field Services, LLC
Denver, Colorado

        We have audited the accompanying Statement of Revenues and Direct Operating Expenses (the "Carve-Out Financial Statement") of the Assets, as defined in the purchase and sale agreement between Duke Energy Field Services, L.P. ("DEFS") and Crosstex Energy, L.P. ("Crosstex") dated April 29, 2003 (the "Agreement") for the year ended December 31, 2002. The Carve-Out Financial Statement is the responsibility of DEFS' management. Our responsibility is to express an opinion on the Carve-Out Financial Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Carve-Out Financial Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Carve-Out Financial Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Carve-Out Financial Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Carve-Out Financial Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the Carve-Out Financial Statement and is not intended to be a complete presentation of the Revenues and Direct Operating Expenses of the Assets, as defined in the Agreement.

        In our opinion, such Carve-Out Financial Statement presents fairly, in all material respects, the Revenues and Direct Operating Expenses described in Note 1 to the Carve-Out Financial Statement for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Denver, Colorado
June 30, 2003

CERTAIN MID-STREAM ASSETS

OF DUKE ENERGY FIELD SERVICES, L.P.

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

YEAR ENDED DECEMBER 31, 2002 AND THREE MONTHS ENDED

MARCH 31, 2003 AND MARCH 31, 2002

		Three Months Ended
	Year Ended December 31, 2002	March 31, 2003	March 31, 2002
		Unaudited	Unaudited
REVENUES	$137,255,152	$57,449,042	$25,344,107
GAS AND PETROLEUM PURCHASES	(120,966,588)	(53,942,615)	(21,829,509)

Gross margin	16,288,564	3,506,427	3,514,598
DIRECT OPERATING EXPENSES:
Operating costs	(5,281,663)	(1,345,885)	(1,105,963)
Impairment	(6,899,998)	—	—
Depreciation	(4,277,105)	(962,023)	(991,142)

Total direct operating expenses	(16,458,766)	(2,307,908)	(2,097,105)

(EXCESS OF DIRECT OPERATING EXPENSES OVER REVENUES) EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES	$(170,202)	$1,198,519	$1,417,493

See notes to Carve-Out Financial Statement.

CERTAIN MID-STREAM ASSETS OF
DUKE ENERGY FIELD SERVICES, L.P.
NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
YEAR ENDED DECEMBER 31, 2002 AND
THE THREE MONTHS ENDED MARCH 31, 2003 (UNAUDITED) AND MARCH 31, 2002 (UNAUDITED)

1.    BASIS OF PRESENTATION

        In April 2003, Crosstex Energy Services, L.P. ("Crosstex") signed an agreement to acquire from Duke Energy Field Services, L.P. ("DEFS") certain mid-stream assets (the "assets"), as defined in the Purchase and Sale Agreement between DEFS and Crosstex dated April 29, 2003 ("the Agreement") for approximately $67.4 million. The acquired assets include a gas processing plant, two pipelines and two gathering systems. The acquired assets also include a 12.42% undivided interest in a gas processing plant, the revenues and expenses of which are reported on a proportionate gross basis. The acquisition closed on June 30, 2003.

        The Statement of Revenues and Direct Operating Expenses associated with the assets was derived from DEFS accounting records. Certain expense items not directly associated with the assets, such as interest, income taxes, corporate overhead and hedging activities, were not recorded in the accounting records of the assets. Any allocation of such costs would be arbitrary and would not be indicative of what such costs actually would have been had the asset been operated as a stand-alone entity.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Use of Estimates—Conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the Statement of Revenues and Direct Operating Expenses. Although these estimates are based on management's best available knowledge of current and expected future events, actual results could be different from those estimates.

        Revenue Recognition—Revenues are recognized on sales of natural gas and petroleum products in the period of delivery and transportation revenues in the period the services are provided. For gas processing services, cash or commodities are received as payment depending on the type of contract, at the time the processing occurs. Under "percentage-of-proceeds" contracts, fees are paid in the form of a percentage of the recovered natural gas liquids, which are sold into the market. Under "processing fee" contracts, processing fees are paid in the form of cash.

        Depreciation—Depreciation is computed using the straight-line method over the estimated useful life of the individual assets.

        Gas Imbalance Accounting—Quantities of natural gas over-delivered or under-delivered related to imbalance agreements with producers or pipelines are recorded monthly using then current index prices or the weighted average prices of natural gas at the plant or system. These balances are settled with cash or deliveries of natural gas.

        Impairment of Long-Lived Assets—The recoverability of long-lived assets is reviewed when circumstances indicate that the carrying amount of the asset may not be recoverable, in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from use of such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. For the year ended December 31, 2002, an impairment charge of approximately $6.9 million was recorded.

        New Accounting Pronouncement—In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 143, "Accounting for Asset Retirement

Obligations," which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal use of the asset. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred, if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset. This additional carrying amount is then depreciated over the life of the asset. The liability is increased due to the passage of time based on the time value of money until the obligation is settled. DEFS adopted the provisions of SFAS No. 143 as of January 1, 2003, which did not have a material effect on the Statement of Revenues and Direct Operating Expenses.

3.    RELATED PARTY TRANSACTIONS

        Revenues include sales, primarily residue gas, totaling approximately $8.1 million, $4.3 million, and $1.1 million for the year ended December 31, 2002, and the three months ended March 31, 2003 and March 31, 2002, respectively, to Duke Energy Trading and Marketing, L.L.C. ("DETM"), an affiliate of DEFS. Gas and petroleum purchases include purchases from DETM of approximately $0.7 million for the year ended December 31, 2002 and were insignificant for the three months ended March 31, 2003 and 2002.

  (b)
  PRO FORMA FINANCIAL INFORMATION

Crosstex Energy, L.P.
Unaudited Pro Forma Financial Statements

Introduction

        The following are our unaudited pro forma financial statements as of March 31, 2003, and for the year ended December 31, 2002 and the three months ended March 31, 2003. The unaudited pro forma condensed consolidated balance sheet assumes that the acquisition from Duke Energy Field Services, occurred as of March 31, 2003, and the unaudited pro forma consolidated statements of operations assumes that the acquisition, and our initial public offering occurred on January 1, 2002. These transaction adjustments are presented in the notes to the unaudited pro forma financial statements.

        The pro forma financial statements reflect the following transactions:

  •
  our acquisition of the DEFS assets for $67.4 million which closed on June 30, 2003;

  •
  borrowings under our new credit facility in order to finance the acquisition from DEFS;

  •
  borrowings under our new senior notes facility in order to repay borrowings under our new credit facility; and

  •
  for the pro forma statement of operations for the year ended December 31, 2002, our initial public offering of 2,300,000 common units at an offering price of $20.00 per common unit and the formation transactions related to our partnership.

        The pro forma balance sheet and the pro forma statements of operations were derived by adjusting the historical financial statements of Crosstex Energy, L.P. The adjustments are based on currently available information and, therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the adjustments provide a reasonable basis for presenting the significant effects of the acquisition from DEFS and the other transactions. The unaudited pro forma financial statements do not purport to present the financial position or results of operations of Crosstex Energy, L.P. had the acquisition from DEFS or the other transactions actually been completed as of the dates indicated. Moreover, the statements do not project the financial position or results of operations of Crosstex Energy, L.P. for any future date or period.

Crosstex Energy, L.P.
Unaudited Pro Forma Consolidated Balance Sheet
March 31, 2003
(In thousands, except unit data)

	Crosstex Energy, L.P.	Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$164	$(67,900 68,912 (1,012	)(a) (b) )(c)	$164
Accounts receivable	192,902			192,902
Assets from risk management activities	3,082			3,082
Prepaid expenses and other	2,695			2,695

Total current assets	198,843	—		198,843

Property and equipment, net	112,335	67,900	(a)	180,235
Assets from risk management activities	48			48
Intangible assets, net	5,132			5,132
Goodwill, net	4,873			4,873
Investment in limited partnerships	442			442
Other assets, net	882	1,012	(c)	1,894

Total assets	$322,555	$68,912		$391,467

Liabilities and Partners' Equity
Current liabilities:
Accounts payable and accrued gas purchases	$199,866	$—		$199,866
Accrued imbalances payable	239			239
Liabilities from risk management activities	5,561			5,561
Current portion of long-term debt	50			50
Other current liabilities	4,448			4,448

Total current liabilities	210,164	—		210,164

Long-term debt	20,750	68,912	(b)	89,662
Liabilities from risk management activities	225			225
Liability from interest rate swap	285			285
Partners' equity:
Common unitholders	58,854			58,854
Subordinated unitholders	33,919			33,919
General partner interest	1,083			1,083
Other comprehensive income (loss)	(2,725)			(2,725)

Total partners' equity	91,131	—		91,131

Total liabilities and partners' equity	$322,555	$68,912		$391,467

See accompanying notes to unaudited pro forma financial statements.

Crosstex Energy, L.P.
Unaudited Pro Forma Consolidated Statement of Operations
Three Months Ended March 31, 2003
(In thousands, except per unit data)

	Crosstex Energy, L.P.	DEFS Assets	Adjustments		Pro Forma
Revenues:
Midstream	$245,315	$57,449	$—		$302,764
Treating	5,255				5,255

Total revenues	250,570	57,449	—		308,019

Operating costs and expenses:
Midstream purchased gas	237,408	53,943			291,351
Treating purchased gas	2,416				2,416
Operating expenses	3,210	1,346			4,556
General and administrative	1,500				1,500
Stock based compensation	2,504				2,504
Impairments	—				—
(Profit) loss on energy trading contracts	(107)				(107)
Depreciation and amortization	2,435	962	170	(d)	3,567

Total operating costs and expenses	249,366	56,251	170		305,787

Operating income (loss)	1,204	1,198	(170)		2,232
Other income (expense):
Interest expense, net	(410)		(1,061	)(e)	(1,471)
Other income	38				38

Total other income (expense)	(372)	—	(1,061)		(1,433)

Net income	$832	$1,198	$(1,231)		$799

General partner share of net income	17				16
Limited partners share of net income	$815				$783

Net income per limited partners' unit:
Basic	$0.11				$0.11

Diluted	$0.11				$0.11

Weighted average limited partners' units outstanding:
Basic	$7,300				$7,300 (f)

Diluted	$7,340				$7,340 (f)

See accompanying notes to unaudited pro forma financial statements.

Crosstex Energy, L.P.
Unaudited Pro Forma Consolidated Statement of Operations
Year Ended December 31, 2002
(In thousands, except per unit data)

	Crosstex Historical	DEFS Assets	Adjustments		Pro Forma
Revenues:
Midstream	$437,676	$137,255	$(174	)(g)	$574,757
Treating	14,817				14,817

Total revenues	452,493	137,255	(174)		589,574

Operating costs and expenses:
Midstream purchased gas	413,982	120,966	(109	)(g)	534,839
Treating purchased gas	5,767				5,767
Operating expenses	10,468	5,282	(89	)(g)	15,661
General and administrative	8,454		(2,454	)(h)	6,000
Stock based compensation	41				41
Impairments	4,175	6,900	(6,900	)(d)	4,175
(Profit) loss on energy trading contracts	(2,703)				(2,703)
Depreciation and amortization	7,745	4,277	(150 250	)(g) (d)	12,122

Total operating costs and expenses	447,929	137,425	(9,452)		575,902

Operating income (loss)	4,564	(170)	9,278		13,672
Other income (expense):
Interest expense, net	(2,717)		(4,463	)(e)	(5,757)
			1,423	(i)
Other income	155				155

Total other income (expense)	(2,562)	—	(3,040)		(5,602)

Net income	$2,002	$(170)	$6,238		$8,070

General partner share of net income	6				161

Limited partners share of net income	$314				$7,909

Net income per limited partners' unit:
Basic	$0.04				$1.08

Diluted	$0.04				$1.08

Weighted average limited partners units outstanding:
Basic	7,300				7,300 (f)

Diluted	7,310				7,310 (f)

See accompanying notes to unaudited pro forma financial statements.

Crosstex Energy, L.P.
Notes to Unaudited Pro Forma Financial Statements

Acquisition and Related Transactions

        The pro forma financial statements reflect the following transactions:

  •
  our acquisition of the DEFS assets for $67.4 million which closed on June 30, 2003;

  •
  borrowings under our new credit facility in order to finance the acquisition from DEFS;

  •
  borrowings under our new senior notes facility in order to repay borrowings under our new credit facility; and

  •
  for the pro forma statement of operations for the year ended December 31, 2002, our initial public offering of 2,300,000 common units at an offering price of $20.00 per common unit and the formation transactions related to our partnership.

Pro Forma Adjustments

  (a)
  Records the preliminary purchase price allocation for our purchase of the DEFS assets. The purchase price was composed of the following:

Purchase price to DEFS	$67.4 million
Estimated acquisition expenses	0.5 million

Total estimated purchase price	$67.9 million

    The pro forma estimated allocation of the purchase price is $67.9 million for property, plant and equipment. Our purchase price allocation may be adjusted upon the finalization of third-party appraisal reports.

  (b)
  Reflects additional borrowings under our revolving credit facility in order to fund the purchase of the assets from DEFS and new borrowings under our senior notes facility in order to repay borrowings under our revolving credit facility.

  (c)
  Reflects estimated debt issuance costs incurred in connection with amending our revolving credit facility and entering into our senior notes facility.

  (d)
  Reflects the additional depreciation and amortization expense from the acquisition of the assets from DEFS. Pro forma depreciation expense was based on estimated useful lives of 15 years for the acquired assets. Due to our new carrying value of the DEFS assets, historical depreciation expense and impairment expense on the DEFS assets have been eliminated in these pro forma statements.

  (e)
  Reflects increase of interest expense resulting from the borrowings under our revolving credit facility of $28.9 million and senior notes facility of $40.0 million. The interest rates used to determine the pro forma adjustment for the borrowings under the revolving credit facility were based on our weighted average borrowing rates of 3.99% and 4.75% for the three months ended March 31, 2003 and the year ended December 31, 2002, respectively. The interest rate used to determine the pro forma adjustment for the borrowings under the senior notes facility is the weighted average fixed rate of 6.93% on the senior notes that have been issued.

  (f)
  The weighted average limited partners' units outstanding used in the income per unit calculation includes the limited partners' common and subordinated units and excludes the general partner interest. The weighted average limited partners' units outstanding have been adjusted to reflect the common units and subordinated units issued in connection with our initial public offering as if these units have been outstanding since January 1, 2002.

  (g)
  The Jonesville gas plant owned by our predecessor was not contributed to us subsequent to our initial public offering. This adjustment reflects the elimination of the results on operations from the Jonesville gas plant, including depreciation and amortization and impairment, which was not contributed to us.

  (h)
  Reflects the elimination of general and administrative expense to the extent our actual expenses exceed the $6.0 million reimbursement ($1.5 million per quarter) for the twelve month period ending in December 2003. Had the cap not been in place for the three months ended March 31, 2003, our general and administrative expenses would have been approximately $2 million. Our general partner will be reimbursed for expenses incurred on our behalf. These expenses include the costs of employee, officer and director compensation and benefits properly allocable to us. For the twelve month period ending in December 2003, this reimbursement will be limited to $6.0 million. This reimbursement cap will not apply to the cost of any third party legal, accounting or advisory services received, or direct expenses of management incurred, in connection with acquisition or business development opportunities evaluated on behalf of the partnership. In connection with our acquisition of the DEFS assets, we estimate additional general and administrative personnel will be added at an estimated annual cost of approximately $0.9 million. The DEFS acquisition will not change the $6.0 million cap for general and administrative expense for the twelve month period ending in December 2003.

  (i)
  For the year ended December 31, 2002, the increase in interest expense in the statement of operations is partially offset by a reduction of interest expense resulting from the repayment of $33.0 million of borrowings under the bank credit facility with net proceeds from the initial public offering. The interest rate used to determine the pro forma adjustment was based on our predecessor's weighted average borrowing rate of 4.48% for the period January 1, 2002 through December 16, 2002.

Pro Forma Net Income Per Unit

        Pro forma net income per limited partners' unit is determined by dividing the pro forma net income that would have been allocated to the holders of the common units and subordinated units, which is 98% of pro forma net income, by the number of common units and subordinated units expected to be outstanding at the close of the offering. For purposes of this calculation, the number of common units and subordinated units outstanding of 8,800,000 was assumed to have been outstanding since January 1, 2002. Pursuant to the partnership agreement, to the extent that the quarterly distribution exceeds certain thresholds, the general partner is entitled to certain incentive distributions which will result in less income proportionately being allocated to the holders of the common units and subordinated units. The pro forma net income per unit assumes that no incentive distributions were made to the general partner for the periods presented.

Description of Equity Interest

        The common units and the subordinated units represent limited partner interests in us. The holders of the units are entitled to participate in partnership distributions and exercise the rights and privileges available to limited partners under our partnership agreement.

        The common units will have the right to receive a minimum quarterly distribution of $0.50 per unit, plus any arrearages on the common units, before any distribution is made to the holders of the subordinated units. In addition, if the general partner and its affiliates own more than 80% of the aggregate ownership of common and subordinated units, the general partner will have the right to call the common units at a price that approximates fair market value.

        The subordinated units generally receive quarterly cash distributions only when the common units have received a minimum quarterly distribution of $0.50 per unit for each quarter since the commencement of operations. Subordinated units will convert into common units on a one-for-one basis when the subordination period ends. The subordination period will end when we meet financial tests specified in the partnership agreement but generally cannot end before December 31, 2007.

        The general partner interest is entitled to at least 2% of all distributions made by us. In addition, the general partner holds incentive distribution rights, which allow the general partner to receive a higher percentage of quarterly distributions of Available Cash from Operating Surplus after the minimum distributions have been achieved, and as additional target levels are met. The higher percentages range from 15% up to 50%. The pro forma financial statements assume that no incentive distributions were made to the general partner. In subsequent periods, we will apply the hypothetical liquidation at book value method in allocating income to the various partnership interests.

  (c)
  EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
2.1	—	Purchase and Sale Agreement, dated April 29, 2003, by and between Duke Energy Field Services, LP and Crosstex Energy Services, L.P. (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 (File No. 333-106927), filed with the SEC on July 10, 2003)

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CROSSTEX ENERGY, L.P. (Registrant)
By:	Crosstex Energy GP, L.P., its General Partner
By:	Crosstex Energy GP,LLC, its General Partner
Date: July 11, 2003	By:	/s/ WILLIAM W. DAVIS William W. Davis Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
2.1	—	Purchase and Sale Agreement, dated April 29, 2003, by and between Duke Energy Field Services, LP and Crosstex Energy Services, L.P. (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 (File No. 333-106927), filed with the SEC on July 10, 2003)

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  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
Statement of Revenues and Direct Operating Expenses for the year ended December 31, 2002 and for the three months ended March 31, 2003 (Unaudited) and March 31, 2002 (Unaudited)
Notes to Statement of Revenues and Direct Operating Expenses
Introduction
Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2003
Unaudited Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 2003
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2002
Notes to Unaudited Pro Forma Financial Statements
SIGNATURES
INDEX TO EXHIBITS